Exhibit 2

JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT, dated as of November 1, 2010, is entered into by and among FIG LLC, Fortress Operating Entity I LP, FIG Corp., Fortress Investment Group LLC, Fortress Principal Investment Holdings IV LLC and Drawbridge Special Opportunities Advisors LLC (collectively referred to herein as the “Parties” and each individually as a “Party”). Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the Parties hereby acknowledge and agree that Schedule 13G is filed on behalf of each such Party and that all subsequent amendments to the Statement on Schedule 13G shall be filed on behalf of each of the Parties without the necessity of executing or filing additional joint filing agreements.  The Parties hereby acknowledge that each Party shall be responsible for timely filing of such amendments, and for the completeness and accuracy of the information concerning such Party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other Party, except to the extent that such Party knows or has reason to believe that such information is inaccurate.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Joint Filing Agreement as of the day and year first above written.

FIG LLC

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Vice President, General Counsel and Secretary

FORTRESS OPERATING ENTITY I LP

By:	FIG CORP.
its general partner

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Vice President, General Counsel and Secretary

FIG CORP.

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Vice President, General Counsel and Secretary

FORTRESS INVESTMENT GROUP LLC

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Vice President, General Counsel and Secretary

FORTRESS PRINCIPAL INVESTMENT HOLDINGS IV LLC

By:	FORTRESS OPERATING ENTITY I LP
its managing member

By:	FIG CORP.
its general partner

By:	/s/ David N. Brooks
Name: David N. Brooks
Title: Vice President, General Counsel and Secretary

DRAWBRIDGE SPECIAL OPPORTUNITIES ADVISORS LLC

By:	/s/ Marc K. Furstein
Name: Marc K. Furstein
Title: Chief Operating Officer